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                                                                   EXHIBIT 23.9

              CONSENT OF DICKSTEIN SHAPIRO MORIN & OSHINSKY, LLP

  We hereby consent to the reference to us in Note 3 to the December 31, 1997 Consolidated Financial Statements of Communications Central, Inc. contained in the Registration Statement on Form S-4 of Davel Holdings, Inc. filed with the Securities and Exchange Commission in connection with the acquisition of Peoples Telephone Company, Inc. In giving this consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities and Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Dickstein Shapiro Morin & Oshinsky,
                                           LLP

                                                /s/ Matthew G. Maloney
                                          -------------------------------------
                                          By: Matthew G. Maloney
                                          Its: Partner

Dated: November 5, 1998